                                                                    EXHIBIT 99.5


                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements of Quest Diagnostics have been prepared to illustrate the effects of the following transactions:

o Quest Diagnostics' purchase of the clinical laboratory business of SmithKline Beecham plc ("SmithKline Beecham") for approximately $1.3 billion. The purchase price was paid through the issuance of 12,564,336 shares of common stock of the Company, representing approximately 29% of the Company's outstanding common stock, and the payment of $1.025 billion in cash, which includes $20 million payable under a non-competition agreement.

o Quest Diagnostics financed the cash purchase price and transaction costs associated with the SBCL acquisition and repaid its then existing bank debt with cash on-hand and borrowings under the new credit facility.

The unaudited pro forma combined balance sheet as of June 30, 1999 gives effect to the SBCL acquisition, the repayment of Quest Diagnostics' then existing bank debt and the amounts borrowed under the new credit facility as if they had occurred on June 30, 1999. The unaudited pro forma combined statements of operations assume the SBCL acquisition, repayment of Quest Diagnostics' then existing bank debt and borrowings under the new credit facility were effected on the first day of the earliest period presented. The SBCL acquisition will be accounted for under the purchase method of accounting. As such, the cost to acquire SBCL will be allocated to the assets and liabilities acquired based on estimated fair values at the closing of the SBCL acquisition. A preliminary allocation of the acquisition cost has been made to the assets and liabilities of SBCL in the unaudited pro forma combined financial statements based on estimates. The final allocation may be different from the amounts reflected in the unaudited pro forma combined financial statements presented herein.

The estimated costs associated with severance and other integration-related activities for 1999 and 2000, including the elimination of duplicate facilities, operational realignment and related workforce reductions are included in the unaudited pro forma combined balance sheet as of June 30, 1999. Quest Diagnostics expects to incur additional costs in subsequent years to fully integrate SBCL with Quest Diagnostics. A significant portion of the integration related costs are expected to require cash outlays. These estimates are preliminary and will be subject to revisions as integration plans are developed and finalized.

The unaudited pro forma combined statements of operations do not include the impact of nonrecurring costs and synergies directly related to the SBCL acquisition, including the costs and benefits associated with the integration of SBCL with Quest Diagnostics.

The stock and asset purchase agreement provides for a purchase price adjustment based on audit of the closing combined balance sheet of SBCL and certain affiliates. As a result of this audit, Quest Diagnostics identified several adjustments to the unaudited closing balance sheet of SBCL. Quest Diagnostics has reflected such adjustments in the accompanying unaudited pro forma combined financial statements to the extent they were determined to be applicable to the periods presented. There can be no assurances that the amounts reflected in the unaudited pro forma combined financial statements will not be subject to change as a result of the resolution of the purchase price adjustment.

The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are presented for illustrative purposes only to aid in the analysis of the financial aspects of the SBCL acquisition and the borrowings under the new credit facility. The unaudited pro forma combined financial statements are not necessarily indicative of the combined financial position or results of operations that would have been realized had Quest Diagnostics and SBCL been a single entity during the periods presented. In addition, the unaudited pro forma combined financial information is not necessarily indicative of the future results that the combined company will experience after the SBCL acquisition. The unaudited financial pro forma combined financial statements and related notes should be read in conjunction with the historical financial statements of Quest Diagnostics and SBCL.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                                     Pro Forma and
                                                         Quest                           Other                  Adjusted
                                                      Diagnostics   SBCL              Adjustments               Pro Forma
                                                     -------------- --------------- ------------------------  --------------
ASSETS
CURRENT ASSETS
   Cash..........................................    $    148,478   $          -    $  1,163,060    (a)
                                                                                         (31,975)   (b)
                                                                                        (239,968)   (c)
                                                                                      (1,025,000)   (d)
                                                                                          (4,110)   (d)(2)
                                                                                         (10,485)   (f)       $          -
   Accounts receivable, net......................         224,920        398,960         (51,012)   (d)(1)        572,868
   Other current assets..........................         154,409         30,689          (1,962)   (d)(1)
                                                                                           3,640    (d)(3)
                                                                                          83,921    (d)(4)
                                                                                          20,767    (d)(5)
                                                                                          22,000    (e)            313,464
                                                     ------------   ------------    ------------              ------------
   Total current assets..........................         527,807        429,649         (71,124)                  886,332
PROPERTY, PLANT AND EQUIPMENT, NET...............         243,107        208,730          (2,336)   (d)(1)
                                                                                         (14,200)   (d)(6)
                                                                                         (40,500)   (d)(7)
                                                                                         (49,500)   (e)            345,301
INTANGIBLE ASSETS, NET...........................         482,813        493,467         474,662    (d)(8)       1,450,942
OTHER ASSETS.....................................          59,080         14,504          31,975    (b)
                                                                                          (3,693)   (c)
                                                                                            (221)   (d)(1)
                                                                                          (5,176)   (d)(2)
                                                                                          25,967    (d)(4)
                                                                                          12,063    (d)(5)
                                                                                          19,800    (e)            154,299
                                                     ------------   ------------    ------------              ------------
TOTAL ASSETS.....................................    $  1,312,807   $  1,146,350    $    377,717              $  2,836,874
                                                     ============   ============    ============              ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued expenses.........    $    251,903   $    188,800    $     (1,468)   (c)
                                                                                          (1,477)   (c)
                                                                                          11,548    (d)(1)
                                                                                          45,838    (d)(5)
                                                                                          45,000    (d)(7)
                                                                                          55,000    (e)
                                                                                         (12,246)   (f)       $    582,898
   Revolving credit facility.....................               -              -          88,060    (a)             88,060
   Current portion of long-term debt.............          61,452          2,161          23,125    (a)
                                                                                         (61,000)   (c)
                                                                                             (81)   (d)(1)          25,657
                                                     ------------   ------------    -------------             ------------
   Total current liabilities.....................         313,355        190,961         192,299                   696,615
LONG-TERM DEBT...................................         338,391         29,770       1,051,875    (a)
                                                                                        (177,500)   (c)
                                                                                            (131)   (d)(1)       1,242,405
OTHER LIABILITIES................................          63,243            700          10,039    (d)(1)
                                                                                          28,500    (d)(5)         102,482
PREFERRED STOCK..................................           1,000              -               -                     1,000
COMMON STOCKHOLDERS' EQUITY......................         596,818        924,919          (2,216)   (c)
                                                                                        (664,210)   (d)(8)
                                                                                         (62,700)   (e)
                                                                                           1,761    (f)            794,372
                                                     ------------   ------------    ------------              ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......    $  1,312,807   $  1,146,350    $    377,717              $  2,836,874
                                                     ============   ============    ============              ============

See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      Pro Forma and
                                                         Quest                            Other             Adjusted
                                                      Diagnostics         SBCL         Adjustments          Pro Forma
                                                     --------------  --------------- ------------------   -------------
NET REVENUES.....................................    $    394,034    $    474,689     $    (29,703)(g)
                                                                                            (1,487)(i)    $     837,533
COSTS AND EXPENSES
   Cost of services..............................         225,659         333,922          (12,088)(g)
                                                                                           (14,160)(h)
                                                                                            (1,495)(i)
                                                                                            (4,147)(j)          527,691
   Selling, general and administrative...........         131,642         122,348           (6,542)(g)
                                                                                            16,146 (h)
                                                                                             1,049 (i)
                                                                                            (1,336)(j)
                                                                                            (1,137)(k)          262,170
   Special charges...............................               -               -           15,813 (i)           15,813
   Interest expense, net.........................           5,008          11,364             (167)(i)
                                                                                             1,496 (l)
                                                                                            12,022 (m)           29,723
   Amortization of intangible assets.............           5,219           7,529           (1,767)(n)           10,981
   Other, net....................................           1,999           1,712           (1,986)(h)            1,600
                                                                                              (125)(g)
                                                     ------------    ------------     ------------        -------------
     Total.......................................         369,527         476,875            1,575              847,978
                                                     ------------    ------------     ------------        -------------
INCOME (LOSS) BEFORE INCOME TAXES................          24,507          (2,186)         (32,766)             (10,445)
INCOME TAX EXPENSE (BENEFIT).....................          11,420           1,226          (14,219)(p)           (1,573)
                                                     ------------    ------------     ------------        -------------
NET INCOME (LOSS)................................    $     13,087    $     (3,412)    $    (18,546)        $     (8,872)
                                                     ============    ============     ============        =============

BASIC NET INCOME PER COMMON SHARE (q)............     $      0.44                                          $      (0.21)
                                                     ============                                         =============
DILUTED NET INCOME PER COMMON SHARE (q)..........     $      0.43                                          $      (0.21)
                                                     ============                                         =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     BASIC (q)...................................          29,920                                                43,248
                                                     ============                                         =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     DILUTED (q).................................          30,729                                                43,933
                                                     ============                                         =============


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      Pro Forma and
                                                         Quest                            Other              Adjusted
                                                      Diagnostics         SBCL         Adjustments          Pro Forma
                                                     --------------  --------------- ------------------   --------------
NET REVENUES.....................................    $    775,875    $    888,021     $     (2,913)(i)    $   1,660,983

COSTS AND EXPENSES
   Cost of services..............................         452,654         629,215          (28,557)(h)
                                                                                            (3,127)(i)
                                                                                            (8,325)(j)        1,041,860
   Selling, general and administrative...........         258,655         223,988           31,284 (h)
                                                                                             1,382 (i)
                                                                                            (2,665)(j)
                                                                                            (1,980)(k)          510,664
   Special charges...............................               -               -           15,813 (i)           15,813
   Interest expense, net.........................          12,367          22,673             (334)(i)
                                                                                             3,303 (l)
                                                                                            23,393 (m)           61,403
   Amortization of intangible assets.............          10,313          14,971           (3,446)(n)           21,838

   Other, net....................................           3,301          (7,491)          (2,727)(h)
                                                                                             9,652 (o)            2,735
                                                     ------------    ------------     ------------        -------------
     Total.......................................         737,290         883,356           33,667            1,654,313
                                                     ------------    ------------     ------------        -------------
INCOME (LOSS) BEFORE INCOME TAXES................          38,585           4,665          (36,580)               6,670
INCOME TAX EXPENSE (BENEFIT).....................          18,065           6,066          (16,819)(p)            7,312
                                                     ------------    ------------     -------------       -------------
NET INCOME (LOSS)................................    $     20,520    $     (1,401)    $    (19,761)        $       (642)
                                                     ------------    -------------   --------------        -------------

BASIC NET INCOME PER COMMON SHARE (q)............     $      0.69                                          $     (0.02)
                                                     ------------                                         -------------
DILUTED NET INCOME PER COMMON SHARE (q)..........     $      0.67                                          $     (0.02)
                                                     ------------                                         -------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     BASIC (q)...................................          29,819                                                43,146
                                                     ------------                                         -------------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     DILUTED (q).................................          30,505                                                43,720
                                                     ------------                                         -------------


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Quest                          Pro Forma
                                                      Diagnostics         SBCL         Adjustments          Pro Forma
                                                     --------------  --------------- ------------------   -------------
NET REVENUES.....................................    $  1,458,607    $  1,579,843          (10,667)(i)    $   3,027,783

COSTS AND EXPENSES
   Cost of services..............................         861,044       1,043,255          (62,327)(h)
                                                                                            (4,697)(i)
                                                                                           (23,432)(j)        1,813,843
   Selling, general and administrative...........         481,634         424,514           64,685 (h)
                                                                                             3,821 (i)
                                                                                            (7,699)(j)
                                                                                            (7,277)(k)          959,678
   Interest expense, net.........................          33,403          47,640            7,672 (l)
                                                                                            37,836 (m)          126,551
   Amortization of intangible assets.............          21,697          30,270           (7,220)(n)           44,747
   Other, net....................................           6,968         (25,911)          (2,358)(h)
                                                                                            14,924 (q)           (6,377)
                                                     ------------    ------------     ------------        -------------
     Total.......................................       1,404,746       1,519,768           13,928            2,938,442
                                                     ------------    ------------     ------------        -------------
INCOME (LOSS) BEFORE INCOME TAXES................          53,861          60,075          (24,595)              89,341
INCOME TAX EXPENSE (BENEFIT).....................          26,976          34,147          (14,326)(r)           46,797
                                                     ------------    ------------     ------------       --------------
NET INCOME (LOSS)................................    $     26,885    $     25,928     $    (10,269)        $     42,544
                                                     ============    ============     ============

BASIC NET INCOME PER COMMON SHARE (s)............     $      0.90                                          $       0.99
                                                     ============                                         =============
DILUTED NET INCOME PER COMMON SHARE (s)..........     $      0.89                                          $       0.98
                                                     ============                                         =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     BASIC (s)...................................          29,684                                                 43,031
                                                     ============                                         =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -
     DILUTED (s).................................          30,229                                                 43,440
                                                     ============                                         =============


See the accompanying notes to the unaudited pro forma combined financial statements.

                 QUEST DIAGNOSTICS INCORPORATED AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

BALANCE SHEET PRO FORMA ADJUSTMENTS

(a) Reflects the gross cash proceeds of $1,162.2 million in debt under the new credit facility to finance the cash purchase price and transaction costs associated with the SBCL acquisition, and to repay Quest Diagnostics' then existing bank debt. At the close of the transaction on August 16, 1999, Quest Diagnostics borrowed $1,132.5 million under the new credit facility (including $57.5 million under the revolving credit facility) to fund the cash portion of the purchase price of the SBCL acquisition and pay transaction costs. As of September 30, 1999, Quest Diagnostics had repaid the entire amount borrowed under the revolving credit facility at closing.

(b) Reflects the reduction in gross proceeds associated with the payment of deferred financing costs totaling $36.9 million, less amounts paid through June 30, 1999 of $4.9 million which were capitalized and recorded in the Quest Diagnostics historical balance sheet as of June 30, 1999 within other assets.

(c) Reflects the repayment of Quest Diagnostics' then existing bank debt, plus accrued interest payable of $1.5 million as of June 30, 1999. The unamortized balance of deferred financing costs related to such debt of approximately $3.7 million was charged to common stockholders' equity, net of taxes of $1.5 million.

(d) Reflects the purchase of SmithKline Beecham's clinical laboratory business and the payment of transaction costs associated with the SBCL acquisition. The preliminary allocation of acquisition cost to the SBCL assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

      Cash portion of the purchase price                                                                    $    1,005.0
      Non-compete consideration                                                                                     20.0
                                                                                                            ------------
      TOTAL CASH CONSIDERATION BEFORE ADJUSTMENTS                                                                1,025.0
      Net  tangible  worth   adjustment  to  cash  portion  of  the
        purchase price                                                                                                --(1)
      Value of shares of common stock of Quest  Diagnostics  issued
        to SmithKline Beecham                                                                                      260.7
                                                                                                            ------------
      ADJUSTED PURCHASE PRICE                                                                                    1,285.7
      TRANSACTION COSTS                                                                                              9.3(2)
                                                                                                            ------------
      TOTAL ACQUISITION COST                                                                                     1,295.0
      ESTIMATED NET ASSETS ACQUIRED:
        Accounts receivable, net                                     $   399.0
        Opening balance sheet adjustments                                (51.0)   (1)
                                                                     ---------
                                                                                          $   348.0

        Other current assets                                             30.7
        Opening balance sheet adjustments                                (2.0)    (1)
        Net assets held for sale                                          3.6     (3)
        Current deferred tax asset                                       83.9     (4)
        Due from SmithKline Beecham                                      20.8     (5)
                                                                     --------
                                                                                              137.0

        Property, plant and equipment                                    208.7
        Opening balance sheet adjustments                                 (2.3)   (1)
        Purchase accounting adjustment                                   (14.2)   (6)
        Write-off of fixed assets due to integration activities          (40.5)   (7)
                                                                     ---------
                                                                                              151.7

        Other assets                                                     14.5
        Opening balance sheet adjustments                                 (.2)    (1)
        Noncurrent deferred tax asset                                    25.9     (4)

                                       6

        Due from SmithKline Beecham                                      12.1     (5)
                                                                     --------
                                                                                               52.3
           Total tangible assets acquired                                                     689.0

        Accounts payable and accrued expenses                           188.8
        Opening balance sheet adjustments                                11.6     (1)
        Indemnified liabilities                                          45.8     (5)
        Accrued costs to integrate SBCL and Quest Diagnostics
                                                                         45.0     (7)
                                                                     --------
                                                                                              291.2

        Long-term debt, including current maturities                     31.9
        Opening balance sheet adjustments                                 (.2)    (1)
                                                                     ---------
                                                                                               31.7

        Other liabilities                                                  .7
        Opening balance sheet adjustments                                10.0     (1)
        Indemnified liabilities                                          28.5     (5)
                                                                     --------
                                                                                              39.2
           Total liabilities                                                                 362.1
                                                                                          --------
      Net tangible assets acquired                                                                               326.9
                                                                                                            ----------
      ESTIMATED INTANGIBLE ASSETS                                                                                968.1
      SBCL intangible assets recorded at June 30, 1999                                                           493.4
                                                                                                            ----------
      PRO FORMA ADJUSTMENT - INTANGIBLE ASSETS                                                              $    474.7    (8)
                                                                                                            ==========

1. The Stock and Asset Purchase Agreement includes a provision for a purchase price adjustment based on an audit of the August 16, 1999 combined balance sheet of SBCL and certain affiliates. Adjustments resulting from this audit, which are subject to resolution as set forth in the Stock and Asset Purchase Agreement, have been reflected in the pro forma combined balance sheet as of June 30, 1999 to the extent that the Company believes they are applicable. The adjustments were primarily related to the recoverability of accounts receivable and a provision to recognize certain contracts as loss contracts. However, amounts due from SmithKline Beecham, as a result of the purchase price adjustment, have not been reflected in the June 30, 1999 pro forma combined balance sheet. There can be no assurances that the amounts reflected in the unaudited pro forma combined financial statements will not be subject to change as a result of the resolution of the purchase price adjustment.

2. These costs consist primarily of fees and expenses of investment bankers, attorneys and accountants, printing costs, SEC filing fees and other related charges. Through June 30, 1999, approximately $5.2 million of these costs had been paid and were included in the Quest Diagnostics historical balance sheet as of June 30, 1999 within other assets. For purposes of preparing the June 30, 1999 unaudited pro forma combined balance sheet, the remaining estimated fees of $4.1 million were assumed paid on June 30, 1999.


3. In conjunction with the acquisition of SBCL, Quest Diagnostics sold its newly acquired interest that SBCL held in a joint venture in Mexico. The adjustment records the joint venture at fair value in the pro forma combined balance sheet as of June 30, 1999 within other current assets.

4. Represents pro forma adjustment to record the deferred tax position associated with the acquired assets and liabilities of SBCL.


5. Liabilities for which the obligation is being retained by SmithKline Beecham through an indemnity to Quest Diagnostics, are recoverable from SmithKline Beecham on an after-tax basis. Quest Diagnostics has recorded an estimate for the indemnified liabilities, which primarily relate to taxes and billing and professional liability claims, in the pro forma combined balance sheet as of June 30, 1999 with a net receivable due from SmithKline Beecham.

6. Reflects the pro forma adjustment to adjust the historical net book values of SBCL to their respective estimated fair values at the date of closing.

7. Costs to realize synergies associated with the elimination of duplicate facilities and other integration related activities of SBCL are estimated at $85.5 million. Approximately $45.0 million is primarily related to employee termination costs and costs to exit leased facilities. The remaining $40.5 million is attributable to write-offs of fixed assets for which management believes there is no future economic benefit as a result of the SBCL acquisition.

     These estimates are preliminary and may be revised as the integration plans are more fully developed and finalized.

8. Based on the preliminary allocation of the acquisition cost above, the SBCL acquisition will result in $968.1 million of intangible assets. Based on SBCL's historical financial statements, a pro forma adjustment of $474.7 million was reflected in the unaudited pro forma combined balance sheet at June 30, 1999. The decrease in common stockholders' equity of $664.2 million represents the elimination of SBCL's historical net equity of $924.9 million, offset by the value of the 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham of $260.7 million.

(e) Reflects the restructuring charge of $104.5 million (net of taxes of $41.8 million) for the estimated costs associated with the elimination of excess capacity and other integration activities of Quest Diagnostics. Of the total charge, $55.0 million represents accrued liabilities primarily attributable to work force reductions and the costs to exit leased facilities of Quest Diagnostics. The remaining $49.5 million is due to the write-off of Quest Diagnostics' fixed assets which management believes there is no future economic benefit as a result of the SBCL acquisition.

     These estimates are preliminary and may be revised as the integration plans are more fully developed and finalized.

(f) Assuming the SBCL acquisition had closed on June 30, 1999, Quest Diagnostics would have incurred $30.6 million of special charges ($18.4 million, net of tax) in conjunction with the acquisition of SBCL. Of the total, $20.1 million represents stock based employee compensation related to special one-time grants of the Company's common stock, and accelerated vesting, due to the completion of the SBCL acquisition, of stock grants made in previous years. The remainder of the charge is primarily attributable to professional and consulting fees incurred in connection with integration related planning activities.

STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS

(g) SBCL's historical interim financial statements are presented based on a thirteen week fiscal period that ends on the last Thursday of the calendar quarter. As a result, SBCL's historical interim results of operations reflect 68 business days in the second quarter of 1999 compared to 64 business days in the second quarter of 1998 and 59 business days in the first quarter of 1999. In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to reflect SBCL's historical interim results of operations on a calendar quarter consistent with that of Quest Diagnostics. The impact of these adjustments serves to decrease SBCL's reported historical results for the second quarter of 1999 while favorably impacting SBCL's historical results for the first quarter of 1999.

(h) In order to provide more meaningful comparisons, Quest Diagnostics recorded this pro forma adjustment to classify certain costs and expenses in the historical financial statements of SBCL on a basis consistent with that of Quest Diagnostics. These adjustments are primarily associated with the classification of occupancy costs, professional liability insurance expenses and research and development costs.

(i) As noted in (d) (1) above, the Stock and Asset Purchase Agreement includes a provision for a purchase price adjustment based on an audit of the August 16, 1999 combined balance sheet of SBCL and certain affiliates. Adjustments resulting from this audit, which are subject to resolution as set forth in the Stock and Asset Purchase Agreement, have been reflected in the pro forma combined statements of operations to the extent that the Company believes they are applicable to the periods presented. The adjustments were primarily related to the accounting for certain contracts as loss contracts for accounting purposes and recoverability of accounts receivable. There can be no assurances that the amounts reflected in the unaudited pro forma combined financial statements will not be subject to change as a result of the resolution of the purchase price adjustment.

(j) Reflects a net reduction in employee benefits, principally related to certain benefit plans sponsored by SmithKline Beecham which were not assumed by Quest Diagnostics under the stock and asset agreement. Responsibility for the costs and liabilities associated with those plans will remain with SmithKline Beecham.

(k) The pro forma adjustment reflects a reduction in expenses related to general corporate overhead which was charged to the historical combined financial statements of SBCL and related affiliates from SmithKline Beecham.

(l) The pro forma adjustment reflects a reduction in interest income recognized by Quest Diagnostics in the respective period. Assuming the SBCL acquisition and anticipated borrowings took place on January 1, 1998, average cash balances for the periods presented would have been lower, resulting in significantly lower amounts of interest income earned on cash and cash equivalents.

(m) The pro forma adjustment to interest expense, net represents the difference between the combined historical interest expense (consisting of the interest incurred by Quest Diagnostics on its then existing bank debt, and the intercompany interest expense charged and allocated to SBCL by SmithKline Beecham), and the assumed interest expense under the new credit facility. For purposes of calculating the pro forma net interest expense adjustment, the debt was assumed to consist of $1,100.0 million of borrowings under the new credit facility. The weighted average assumed interest rate on the borrowings for the new credit facility, including the estimated impact to maintain interest rate hedge agreements covering a notional amount of not less than 50% of its net funded debt, and the impact of the amortization of deferred financing costs, was approximately 9.8%. If the interest rate in the new credit facility fluctuates by 1/8%, interest expense fluctuates by approximately $1.4 million annually. Depending on market conditions at the time that the interest rate hedge agreements are completed, and the ability of Quest Diagnostics to generate cash flow, the interest rates and amounts borrowed under the new credit facility may vary from that indicated above.

(n) Reflects the pro forma impact on the amortization of intangible assets. Amortization of the goodwill, which accounts for a majority of the acquired intangible assets, is calculated on the straight-line basis over forty years.

(o) This pro forma adjustment removes non-recurring gains on the sale of assets recorded in SBCL's historical combined financial statements for the respective periods. For the six months ended June 30, 1999, SBCL recognized income from the sale of its physician office-based teleprinter assets and network of about $9.6 million. During the twelve months ended December 31, 1998, SBCL recognized income related to the sale and license of certain technology of approximately $14.9 million.

(p) The pro forma adjustment to income tax expense represents the estimated income tax impact of the pro forma adjustments at the incremental tax rate of 40%. On an annual basis, approximately $4.0 million of the pro forma adjustment to amortization of intangible assets is deductible for tax purposes.

(q)  Basic net income per common share is calculated by dividing net income
     (loss), less preferred stock dividends(approximately $30 per quarter), by the weighted average number of common shares outstanding. Diluted net income per common share is calculated by dividing net income (loss), less preferred stock dividends, by the weighted average number of common shares outstanding after giving effect to all potentially dilutive common shares outstanding during the period. Potentially dilutive common shares primarily represent outstanding stock options. Basic and diluted net income per share on a pro forma basis gives effect to the 12.6 million shares of Quest Diagnostics common stock issued to SmithKline Beecham and to the shares issued to certain employees (as a result of the special one-time grant and accelerated vesting), assuming the SBCL acquisition closed on January 1, 1998.

     Pro forma net income for the year ended December 31, 1998 includes approximately $11 million ($6.7 million, net of tax) of non-recurring gains recorded by SBCL in 1998, the majority of which resulted from a favorable settlement of a contract dispute.

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